TRANSITION AGREEMENT, WAIVER, AND GENERAL RELEASE

This TRANSITION AGREEMENT, WAIVER, AND GENERAL RELEASE (“Agreement”) is made by and between Innovid, LLC, with offices at 30 Irving Place, 12th Floor, New York, NY 10003 (“Innovid” or the “Company”) and Tanya Andreev-Kaspin (hereinafter “Employee”) (each a “party” and collectively, the “parties”).

1.TRANSITION PERIOD AND BENEFITS

a.Transition Period. In consideration for Employee’s promises set forth in this Agreement, provided Employee signs this Agreement, does not revoke it, and complies with its terms, the Company agrees to continue Employee’s employment and to provide Employee with a Transition Period, which will begin on October 16, 2023 (the “Commencement Date”) and shall end on April 15, 2024, unless terminated earlier as provided herein (the “Separation Date,” and the period between October 16, 2023 and the Separation Date, the “Transition Period”). The Separation Date may occur earlier than April 15, 2024 if Employee fails to execute this Agreement within the time period set forth in Section IV(H) below or revokes her acceptance of the Agreement, or if the Transition Period is ended early by the Company for Cause (defined as a material breach by the Employee of this Transition Agreement or any fiduciary duty owed to the Company), in which case the Separation Date shall be the expiration date of the Consideration Period, the date of Employee’s revocation of the Agreement, or the date Employee is notified in writing by the Company of a Cause event, as applicable. Prior to terminating the Agreement for Cause, the Company shall provide Employee with written notice setting forth the basis for Cause and, if curable, ten (10) business days to cure such alleged breach. The Company may also end the Transition Period earlier than April 15, 2024 without Cause upon mutual written agreement between Employee and an authorized representative of the Company, in which case the Company will (i) within three (3) weeks following the revised Separation Date, make a lump sum payment to Employee equal to the Transition Period compensation Employee would have received if the Transition Period ended on April 15, 2024, less applicable taxes and deductions, in accordance with the Company’s regularly scheduled payroll; (ii) pay Employee’s healthcare continuation premium for any outstanding portion of the Transition Period; and (iii) accelerate the vesting of any equity awards that would have vested had the Transition Period ended on April 15, 2024
b.Separation Agreement. In further consideration for Employee’s promises set forth herein, and provided that Employee has signed, has not revoked, and has complied with the terms of this Agreement, and further provided that this Agreement has not ended before April 15, 2024 other than by mutual agreement of the parties as provided in Section I(A) above, Employee will be given the exclusive option to enter into a Separation Agreement with the Company on or after the Separation Date in the form attached as Exhibit A (the “Separation Agreement”), and to receive additional benefits from the Company as set forth in the Separation Agreement. The parties acknowledge and agree that the terms of the Separation Agreement annexed as Exhibit A will not be further negotiable after Employee’s execution of the Transition Agreement. In no event may Employee execute the Separation Agreement

|

before the end of the Transition Period. Notwithstanding the foregoing, in the event of Employee’s death during the Transition Period, Employee’s estate shall be entitled to enter into the Separation Agreement with the Company on Employee’s behalf and, upon execution and non-revocation of the Separation Agreement by the executor of Employee’s estate, receive the separation benefits set forth in the Separation Agreement.
c.Transition Period Compensation. During the Transition Period, Employee will remain employed by the Company and will remain bound to the policies and procedures of the Company, will continue to receive her regular base rate of pay, subject to applicable taxes and withholdings according to the Company’s standard payroll practices, along with benefits to which she is currently entitled. Employee will also receive bonus compensation for which she may be eligible for the third and the fourth quarter of 2023 and for the first quarter of 2024. In addition, she will be eligible to receive the 2023 long-term executive cash bonus. The calculation of these bonuses will be based on the actual attainment of the bonus targets in accordance with the applicable plans adopted by the Company for the applicable periods or otherwise approved by the Company’s Board or the Company’s Compensation Committee using the same calculation methods as used with other senior executives at Employee’s level, and will be paid at the same time as such bonuses are paid to other senior executives. Employee will remain eligible to participate in the Company’s group health insurance on the same terms as during her employment and will continue to accrue paid time off during the Transition Period. Any equity award previously issued to Employee will continue to vest during the Transition Period in accordance with the terms of the award or otherwise provided herein. Employee will not be eligible for any bonus or other discretionary incentive during the Transition Period except as otherwise provided in this Agreement, in the Separation Agreement, or as otherwise required by applicable law. All other applicable employee benefits will terminate as of the Separation Date.

a.Transition Period Responsibilities. During the Transition Period, Employee will continue to owe a duty of loyalty to the Company and will remain subject to the Company’s policies and any agreements between Employee and the Company. Employee agrees to assist the Company during the Transition Period in the professional transition of her responsibilities and in maintaining the Company’s business, business relationships and goodwill, and to address any issues regarding the transition of her responsibilities or any other reasonable request of the Company in a timely and professional manner. The Company acknowledges and agrees that Employee shall not be required to report to the office during the Transition Period. However, Employee acknowledges that she may be required to perform work for the Company related to the transition of her responsibilities for all or part of the Transition Period. Employee may also be relieved of her duties at any time during the Transition Period and directed not to come to the office by the Company in the Company’s sole discretion, without affecting the terms of this Agreement. Employee’s continued compliance with her obligations to the Company as set out herein is a material condition to Employee being eligible for the payments and other benefits described in this Agreement and in the Separation Agreement
b.Legal Expenses. The Company agrees to reimburse Employee for reasonable legal fees and expenses incurred by Employee in connection with the

|

negotiation of this Agreement and the Separation Agreement, against submission of invoices for such legal fees, not to exceed $5,000.00, which invoices will be paid promptly by the Company.

a.Taxes. Employee agrees to pay any and all taxes or other payments found to be owed by Employee from payments made pursuant to this Agreement and to hold the Company harmless from any claims, assessments, demands, penalties and interest owed, or found to be owed by any taxing authority, as a result of any payment made pursuant to this Agreement, except for the Company’s share of FICA payments. Employee agrees to cooperate with the Company should any state, federal, or local taxing authority approach it with regard to taxes owed as a result of these payments. Employee further agrees to indemnify and hold the Company harmless for any costs, including attorneys’ fees, associated with the enforcement of this indemnification provision, should such enforcement measures become necessary. Employee acknowledges and agrees that the Company is not providing any tax advice or representation by this Agreement. The parties agree that they shall promptly notify each other of any claim by the IRS or any other governmental authority arising out of any payment made pursuant to this Section.
b.Acknowledgment Regarding Compensation and Benefits. The Parties agree that, other than the consideration specified in this Agreement, all wages, bonuses, benefits, commissions, paid time off, and any other compensation due to Employee have been paid to date, and that there is no additional compensation due to Employee other than work performed up to the Separation Date or as otherwise provided in this Agreement or the Separation Agreement. Employee acknowledges that, in the absence of the execution of this Agreement and the Separation Agreement would not be entitled to the consideration specified in this Agreement and the Separation Agreement respectively, and her employment will terminate as of the date the consideration period for this Agreement expires or the date Employee revokes her acceptance of this Agreement. Employee acknowledges and agrees that the Company is not providing any tax advice or representation by this Agreement.
2.RELEASE OF ALL CLAIMS. In consideration for the payments and other consideration set forth in this Agreement, the sufficiency of which is acknowledged by Employee, Employee agrees and covenants as follows:
1.General Release. Employee, on their own behalf and on behalf of Employee’s heirs, executors, administrators, successors and assigns, now and forever releases the Company, any of past and present its parent entities, subsidiaries, affiliates, predecessors, successors, related entities (including but not limited to Innovid, Corporation, Innovid, Inc., and TVSquared by Innovid), and all of their present and former executors, trustees, administrators, clients, owners, employees, officers, directors, insurers, reinsurers, successors and assigns (whether acting in their individual capacities or as agents for the Company) (collectively, the “Released Parties”) from any and all Claims as defined in this Agreement which Employee currently has, may have had, or may in the future have against the Released Parties, including but not limited to any and all Claims based in any way on Employee’s employment with the Company or the separation of that employment, to the maximum extent permitted by law.

1.Definition of Claims. The term “Claims” is defined as any and all actions, causes of action, suits, debts, liabilities, controversies, judgments, obligations, claims or demands whatsoever, in law or equity, which Employee might now have, or

|

previously had, or could or does in the future have, whether now known or unknown to Employee, as a result of any matter, act, or circumstance based on any legal or equitable theory of recovery, including but not limited to, civil rights, contract, criminal, administrative, tort, negligence, medical malpractice, statutory or other, that arose at any time prior to Employee’s execution of this Agreement, including, but not limited to, any claim under federal, state or local constitutions, statutes or regulations applicable to employment, including, without limitation, for wrongful or improper discharge or dismissal, or for discrimination, harassment, or retaliation on the basis of race, national origin, religion, sex, age or any other factor including, without limitation, any claim pursuant to or arising under Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act (“EPA”), the Civil Rights Act of 1991, 42 U.S.C. § 1981, § 1983, or any of the Reconstruction-Era Civil Rights Acts, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”) the Americans with Disabilities Act, as amended (“ADA”), the Rehabilitation Act of 1973, or any claim under the Employee Retirement Income and Security Act of 1974, as amended, (“ERISA”) (except for claims for vested ERISA benefits), the Rehabilitation Act of 1973, the Portal to Portal Act of 1947, the National Labor Relations Act (“NLRA”), the Labor Management Relations Act, the Fair Labor Standards Act (“FLSA”), the Family and Medical Leave Act, as amended (“FMLA”), the Occupational Safety and Health Act (“OSHA”), the Worker Adjustment and Retraining Act (“WARN”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, the Sarbanes-Oxley Act of 2002, as amended, the Fair Credit Reporting Act and state equivalent, the Genetic Information Nondiscrimination Act (“GINA”), the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and the state equivalent, the New York Executive Laws (including the New York State Human Rights Law), the New York State Paid Family Leave Benefits Law, the New York State Civil Rights Law, the New York Labor Law, the New York Worker Adjustment and Retraining Act (NY WARN), the New York Corrections Law, the New York City Administrative Code (including the New York City Human Rights Law), and, for each, any accompanying regulations; and any other state, federal or local legislation concerning employment or employment discrimination or any other applicable employment standards or human rights legislation, whether in dismissal, failure to hire, or any other aspect of the employment relationship, and any claims, asserted benefits or rights arising by or under contract or implied contract, any alleged oral or written contract or agreement for employment or services, any claims arising by or under promissory estoppel, detrimental reliance, or under any asserted covenant of good faith and fair dealing, and any claims for defamation, fraud, fraudulent inducement, intentional or negligent infliction of emotional harm or distress, negligence or malpractice, or any other tortious conduct, any willful tort, false imprisonment and battery, injuries or harms, including personal injury, any claims for compensation due to Employee having an equity interest in the Company, and damages of any kind, whether general, compensatory or punitive in nature, or for suffering or humiliation, anguish or other personal harm, or for severance pay, salary, bonus, commission, any claims for notice or pay in lieu of notice, sick leave, holiday pay, vacation pay, insurance, or any other fringe benefit or payment; relocation expenses, incentive or additional compensation, profit sharing, vacation pay, insurance, benefits, lost profits or business, interest, and/or attorneys’ fees, costs, disbursements and the like. This Agreement is not intended to waive claims for Unemployment Insurance benefits, Workers’ Compensation benefits (however, as of the execution of this Agreement, Employee attests that Employee is not aware of any injury or illness pertaining to the Employee’s employment), claims that arise after the date Employee executes this Agreement, claims that cannot be released as a matter of

|

law, claims for breach of this Agreement, or a claim under the Older Workers’ Benefit Protection Act (“OWBPA”) that challenges the validity of the release of any ADEA claim.

1.Known and Unknown Claims Released/Waived. The Claims set forth in Paragraph II (B) above specifically include any and all claims, whether or not now known or suspected to exist, and whether or not specifically or particularly described in this Agreement for any act, omission, transaction or occurrence that is alleged to have taken place up to and including the date of execution of this Agreement. Employee expressly waives any right or claim of right to assert hereafter that any Claim has, through ignorance, oversight or error, been omitted from the terms of this Agreement, and further expressly waives any right or claim of right Employee may have under the law of any jurisdiction that releases such as those given in this Agreement do not apply to unknown or unstated claims for any act, omission, transaction or occurrence which has taken place up to and including the date of Employee’s execution of this Agreement. It is the express intent of Employee to waive any and all claims that Employee may have against the Company or any other Released Party, including any which are presently unknown, unsuspected, unanticipated or undisclosed, for any act, omission, transaction or occurrence which has taken place up to and including the date of Employee’s execution of this Agreement. It is understood by Employee that the facts pursuant to which this Agreement is made may hereafter prove to be other than or different from the facts now known by Employee to be true. Employee expressly accepts and assumes the risks of the facts proving to be different, and agrees that all of the terms of this Agreement shall be in all respects effective and not subject to termination or rescission on account of any such difference in facts or for any other reason.

1.Exceptions to Release. The above release does not waive claims (i) for unemployment or workers’ compensation benefits (however, as of the execution of this Agreement, Employee attests that Employee is not aware of any facts or circumstances to support a claim of injury or illness pertaining to Employee’s employment), (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date Employee signs this Agreement, (iii) that may arise after Employee signs this Agreement, (iv) which cannot be released by private agreement; (v) related to Employee’s eligibility for indemnification in accordance with applicable laws or the certificate of incorporation or bylaws of the Company or any applicable insurance policy with respect to any liability Employee incurs or incurred as an employee or officer of the Company; and (vi) under the Older Workers’ Benefit Protection Act (“OWBPA”) that challenges the validity of the release of any ADEA claim. In addition, nothing in this Agreement shall prevent Employee from filing a charge or participating in an investigation by a government enforcement agency, but Employee agrees to waive Employee’s rights with respect to any monetary or financial relief (including but not limited to attorneys’ fees and costs) arising from any such proceeding that relates to the matters released by this Agreement, unless prohibited by applicable law.

1.Release Based on Contract Alone. Employee warrants and represents that no promise or inducement has been offered or made for this Agreement, except as otherwise specifically set forth in this Agreement. Employee agrees that this Agreement is executed without reliance on any statements or any representations, express or implied, not contained in this Agreement, and without express, implied or

|

presumed reliance on any duty such as, but not limited to, a fiduciary duty to speak or inform another concerning any fact or circumstance.

1.No Admission. This Agreement does not constitute an admission of liability or wrongdoing of any kind on the part of the Company or any other Released Party.

1.OBLIGATIONS OF EMPLOYEE: Also, in consideration for the payments set forth above, Employee makes the following promises:
a.Confidentiality. Consistent with the obligations Employee has under the Confidentiality, Non-Competition, Non-Solicitation, and Assignment of Inventions Agreement dated August 20, 2012 (the “Confidentiality Agreement”) Employee agrees to keep in strict confidence and not to use or disclose any confidential or proprietary information concerning the Company, the other Released Parties, and/or the Company’s clients or business partners. Confidential or proprietary information includes, but is not limited to any and all non-public information related to the Company’s business know-how, operating procedures and technical data; marketing and/or promotion plans strategies, sales, pricing, distribution, financial or other business strategies, plans, formulas, formulations, methods and processes, including vendor, supplier and client lists, contact information, client preferences, pricing and any other information that is not readily known by the general public and is considered by the Company to be “Confidential Information.” Employee expressly acknowledges, without limitation, that the Company’s client lists and related contacts, pricing and other client information are trade secrets of the Company in that such information, and the compilation of this information in its form, are not generally known to competitors or the public, are not readily or easily achievable or replicated, and provides the Company with a competitive advantage. Employee further represents that, notwithstanding the representations made in paragraph III (A) above, Employee has not retained or copied any confidential or proprietary information in any form, including electronic storage or media. Employee agrees that any breach of his or her obligations under this Agreement or the Confidentiality Agreement would create irreparable harm to the Company for which the Company would be entitled to injunctive relief, in addition to any other available remedies. Notwithstanding the foregoing, nothing in this Paragraph or in this Agreement shall be construed to require or compel Employee to conceal the details relating to a claim of discrimination, retaliation, or harassment; however, Employee represents and affirms that Employee is not aware of any facts or circumstances (including any injuries or illnesses) related to any claims against the Released Parties concerning discrimination, harassment or retaliation. Employee acknowledges that any breach of this paragraph will entitle the Company to injunctive relief, as well as to all available legal remedies, including monetary damages and attorneys’ fees and costs. Nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
b.Non-Disclosure. Employee agrees not to disclose to anyone except their immediate family, accountant(s), and lawyer(s) any information relating to the subject matter or existence of this Agreement, including the dollar amount set forth in this Agreement, except to the extent required by legal process or permitted by law. Should such a request for disclosure be received, Employee

|

agrees to immediately notify the Company. Any disclosure to Employee’s immediate family, accountant or lawyer shall be made only upon their agreement not to disclose these terms to another person unless required to do so by law or governmental authority.
c.Non-Disparagement. Employee agrees to refrain from making any disparaging remarks now, and at any time in the future, which could be detrimental in any way to the Company or any other Released Party, whether orally, in writing or on-line, and agrees to refrain from encouraging any other from making such remarks, provided that this shall not restrict Employee’s ability to respond to any inquiry from applicable regulatory authorities or to provide truthful information pursuant to legal process. Nothing in this Agreement prevents Employee from discussing or disclosing information concerning terms and conditions of employment with the Company, provided those discussions or disclosures concern information that is public and/or non-confidential.
d.No Right to Reemployment. Employee agrees that the Company or any of its affiliated entities has no obligation, contractual or otherwise, to rehire, re-employ, or recall Employee in the future.
e.Compliance with Company Policy. Employee represents and warrants that Employee has complied and will continue to comply with all applicable Company policies.
2.MISCELLANEOUS PROVISIONS
a.Remedies. If Employee should, after the execution of this Agreement, make, pursue, prosecute, continue or threaten to commence any claim, action, complaint or proceeding against the Company or any other Released Party which has been waived in this Agreement, this Agreement may be raised as and shall constitute a complete bar to any such claim, allegation, action, complaint or proceeding. Nothing in this Agreement restricts or limits the parties’ ability to obtain any relief permitted at law for breach of this Agreement, including but not limited to injunctive relief. In addition, if a court of competent jurisdiction should determine that Employee violated any provisions of this Agreement, in addition to other relief set forth in this Agreement, the Company shall be entitled to damages and reasonable costs incurred by virtue of defending or prosecuting the same, including reasonable attorneys’ fees and costs, without altering or diminishing the effectiveness of the release provisions provided in this Agreement. The recovery of these damages does not preclude the Company from obtaining additional remedies under any applicable statutory or common laws.
b.409A. The intent of Employee and the Company is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and authoritative guidance promulgated thereunder (“Section 409A”), to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be exempt from or in compliance therewith, as applicable. To the extent required to avoid an accelerated or additional tax under Section 409A, the Company will make best efforts to ensure that amounts reimbursable to Employee under this Agreement shall be paid to Employee on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind remuneration provided to Employee) during any one year may not affect amounts reimbursable or provided in any subsequent year. For purposes of this Agreement, each amount to be paid or

|

benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A, and any payments described herein that are due within the “short term deferral period” within the meaning of Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. To the extent required to comply with the requirements of Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement until Employee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. For such purposes, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” In no event shall the timing of Employee’s execution of a release result, directly or indirectly, in Employee designating the calendar year of any payment hereunder. The Company makes no representation that any or all of the payments or benefits to be provided pursuant to this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment or benefit. Employee shall be solely responsible for the payment of any taxes or penalties incurred under Section 409A.
c.Entire Agreement. This Agreement constitutes the entire understanding between the parties regarding the matters discussed in this Agreement, except as expressly provided in this Agreement, and cannot be altered except by a written document signed by both parties and expressing an intention to modify this Agreement. The terms of this Agreement supersede any other oral or written arrangement between the parties with respect to the separation of Employee’s employment with the Company, except for the Confidentiality Agreement intended to be in effect beyond the termination of Employee’s employment, which shall remain in effect, and Employee’s obligations pursuant to the Option Agreements. If any provision of this Agreement shall be declared null, void, or unenforceable in whole or in part by any court, arbitrator or government agency this provision shall survive to the extent it is not so declared and all other provisions of this Agreement shall remain in full force and effect. No term or provision in this Agreement shall be deemed waived and no breach of any term or provision in this Agreement shall be deemed consented to, unless such waiver or consent, as the case may be, is express and in writing signed by the party who is claimed to have waived or consented. A delay in enforcement of any right or remedy for any breach under this Agreement shall not be construed as a waiver of that right.
d.Successorship/Assignment. This Agreement shall be binding on the Company and shall inure to the benefit of the Company, its successors and assigns, and the other Released Parties, and shall be binding on Employee, Employee’s heirs, administrators, executors and assigns. This Agreement may not be assigned by Employee.
e.Controlling Law. The parties agree that this Agreement will be construed under the substantive law of the State of New York applicable to contracts made and to be wholly performed in New York, without regard to any conflicts of law rules. The parties agree on behalf of themselves and any person claiming by or through them that the sole and exclusive jurisdiction and venue for any litigation arising from or relating to this Agreement shall be the United States District Court for the Southern District of New York located in Manhattan, or the courts of the State of New York located in New York County, and each party hereby irrevocably submits to such jurisdiction and

|

venue, and agrees not to assert any defense of inconvenient forum or otherwise contest such jurisdiction or venue.
f.No Admissions. This Agreement is not intended, nor shall it be construed, as an admission that the Company or any of the Released Parties have violated any federal, state, or local law.
g.Notice. Employee may give notice to the Company under this Agreement by sending the Company a writing either by e-mail or overnight courier at the addresses provided below. Notice shall be deemed to be given on the date it is received by the Company. The address for notice is as follows:
Innovid, LLC
Liel Golan, EVP Human Resources
30 Irving Place, 12th Floor
New York, NY 10003
E-mail: liel@innovid.com

a.Period for Review and Consideration of Agreement. Employee has been given a period of 21 days from receipt of this Agreement to review and consider this Agreement before signing it (the “Consideration Period”). If Employee has not signed this Agreement within the Consideration Period, Employee will not be eligible to receive the payments and benefits described in this Agreement. If Employee signs this Agreement prior to the conclusion of the Consideration Period, the balance of that period will be considered waived. Upon signing this Agreement, Employee must immediately inform the Company that the Agreement has been signed and Employee must relay the signed Agreement to the Company as set forth, above. Employee may also rescind this Agreement up to seven (7) days after signing it (the “Rescission Period”) by giving written notice to the Company which is received by the Company on or before the seventh (7th) day after executing this Agreement. Employee will not be entitled to or receive any payments under this Agreement until the Rescission Period has expired. Provided no notice of rescission is received, this Agreement becomes effective on the 8th day after it is signed by Employee and not rescinded (the “Effective Date”). If the last day of the Consideration or Rescission falls on a Saturday, Sunday or Holiday, the last day of the Consideration or Rescission shall be the next business day following the weekend or Holiday.
b.Execution, Counterparts, Electronic Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one document. The parties agree that any party’s electronic signature, whether digital or encrypted, included in this Agreement is intended to authenticate this writing and to have the same force and effect as manual signatures. Delivery of a copy of this Agreement bearing an original or electronic signature by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other means intended to preserve the original graphic and pictorial appearance of the document, will have the same effect as physical delivery of the paper document bearing an original or electronic signature. Employee shall first provide same to the Company pursuant to the procedure described in this Agreement, and the Company shall then provide its executed copy to Employee following the Effective Date. Such documents shall constitute an original for all purposes.
c.Employee’s Representations. Employee represents and acknowledges that: (a) Employee has carefully read the Agreement and understands its terms; (b) Employee has had at least 21 days to consider this Agreement prior to signing

|

it; and (c) the Company has advised Employee to consult with an attorney of his or her choosing, and Employee has done so to the extent Employee desired; (d) Employee is aware of no facts (including any injuries or illnesses) related to any workers’ compensation claim or discrimination, harassment or retaliation claim against the Released Parties; and (e) the consideration provided in this Agreement is sufficient to support the releases in this Agreement, and includes additional consideration for Employee’s release under the Age Discrimination in Employment Act (“ADEA”).
BY SIGNING BELOW, EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ THIS SEVERANCE AGREEMENT, WAIVER AND GENERAL RELEASE AND UNDERSTANDS ITS TERMS; THAT EMPLOYEE AGREES TO ALL OF ITS TERMS; THAT EMPLOYEE KNOWS THAT EMPLOYEE IS GIVING UP IMPORTANT RIGHTS; THAT EMPLOYEE IS SIGNING THIS DOCUMENT FREELY, VOLUNTARILY, WITHOUT COERCION OR DURESS AND OF EMPLOYEE’S OWN FREE WILL.

Tanya Andreev-Kaspin

Signature: /s/ Tanya Andreev-Kaspin Date: October 14, 2023

Innovid, LLC

By: /s/ Zvika Netter Date: October 15, 2023
Zvika Netter, Chief Executive Officer

Exhibit A

SEPARATION AGREEMENT, WAIVER, AND GENERAL RELEASE

This SEPARATION AGREEMENT, WAIVER, AND GENERAL RELEASE (“Agreement”) is made by and between Innovid, LLC, with offices at 30 Irving Place, 12th Floor, New York, NY 10003 (“Innovid” or the “Company”) and Tanya Andreev-Kaspin (hereinafter “Employee”) (each a “party” and collectively, the “parties”). Employee’s employment with the Company ended on April 15, 2024 (the “Separation Date”).

NOW, THEREFORE, the Company and Employee covenant and agree as follows:

1.PAYMENTS AND BENEFITS

1.Separation Payment. In consideration for the promises and covenants set forth in this Agreement, provided that Employee signs this Agreement does not revoke it, and complies with its terms, the Company will make a separation payment to Employee in the gross total amount of one hundred and eighty thousand USD ($180,000), which is equivalent to the sum of six (6) months of compensation at Employee’s last base

|

salary plus three hundred and forty thousand USD ($340,000), less applicable taxes and other withholdings (the “Separation Payment”). This Separation Payment will be paid in a lump sum within ten (10) days following the Effective Date of this Agreement, in accordance with the Company’s regularly scheduled payroll (provided that Employee cannot execute this Agreement before the Separation Date nor shall the Effective Date of this Agreement fall before the Separation Date).
2.Benefits and COBRA. Employee’s health insurance coverage under Company’s group medical insurance plan shall terminate effective April 30, 2024, however Employee will have rights to continue this coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) and applicable state law. Employee will receive notification of rights to continued medical insurance coverage, along with appropriate insurance continuation election forms. In further consideration for the promises and covenants set forth in this Agreement, provided that Employee signs this Agreement, and further provided that Employee elects continuation coverage Company agrees to pay 100% of Employee’s monthly health insurance continuation premium for six (6) months (that is, for the months of May 2024 through October 2024). For continuation coverage commencing on November 1, 2024, Employee will be responsible for paying Employee’s full monthly health insurance continuation premiums as described in the insurance continuation documentation Employee will receive. All other applicable employee benefits will terminate as of the Separation Date.

1.Vested Stock Options. In accordance with the currently existing and enforceable option award agreements that were entered into by and between Employee and the Company during Employee’s continued employment with the Company (collectively, the “Option Agreements”), as of the Separation Date, Employee has 441,191 options to purchase Common Stock of the Company vested in Employee’s favor (the “Vested Options”). The Vested Options are governed by the terms and conditions of the applicable Option Agreement and the Company’s Restated Global Incentive Share Plan then in effect. Notwithstanding the foregoing, in further consideration for the promise and covenants set forth herein, and provided Employee signs this Agreement and does not revoke it, and complies with its terms, the Company agrees to extend the day by which certain Vested Options to be identified by Employee may be exercised by Employee, in full or in part, from within ninety (90) days following the Separation Date to within twelve (12) months following the Separation Date. In order to exercise the Vested Options, Employee must comply with all other terms and conditions in the Option Agreements and in the Company’s Restated Global Incentive Share Plan then in effect and must request the required documentation from the Company and complete and return that required documentation to the Company within the applicable exercise period. For the avoidance of doubt, after the expiration of the applicable exercise period, all unexercised options will be forfeited and will revert back to the Company and Employee will no longer be able to exercise any Vested Options. Employee acknowledges and agrees that any unvested options awarded to Employee are forfeited upon termination of employment pursuant to the terms of the Option Agreements and the Company’s Restated Global Incentive Share Plan and that, other than the Vested Options, Employee does not have, nor will Employee have in the future, any right to exercise options or other rights to purchase shares or securities of the Company with respect to options awarded to Employee in connection with Employee’s employment with the Company, nor any demand for such rights, except as otherwise provided in this Agreement.

1.No Other Vesting. Employee acknowledges and agrees that, other than the Vested Stock Options, Employee does not have, nor will Employee have in the future, any

|

right to exercise options or other rights to purchase shares or securities of the Company with respect to options, restricted stock units, or any other form of equity awarded to Employee in connection with Employee’s employment with the Company. Employee further acknowledges that she will have no right to demand such exercise or purchase rights.

1.Accrued Paid Time Off. Employee acknowledges that, as of the Commencement Date (as defined in the Transition Agreement between the parties) Employee had 37.5 days of accrued unused vacation pay, amounting to $51,923.08, which Employer will pay Employee, less applicable federal and state withholdings, and less any paid time off used by Employee during the Transition Period, on the payday covering the Separation Date. Employee acknowledges that no other vacation, sick leave or any other paid time off of any kind is or can become due and owing to Employee.

a.Expenses. The Company will reimburse Employee for reasonable and documented business expenses incurred through the Separation Date, provided that Employee submits these expenses for reimbursement along with the required supporting documentation in a form acceptable to the Company in accordance with the Company’s policies no later than two weeks from the Separation Date.
1.Taxes. Employee agrees to pay any and all taxes or other payments found to be owed by Employee from payments made pursuant to this Agreement, or for tax implications related to any changes in option or other security vesting or exercise rights, and to hold the Company harmless from any claims, assessments, demands, penalties and interest owed, or found to be owed by any taxing authority, as a result of any payment made pursuant to this Agreement, except for the Company’s share of FICA payments. Employee agrees to cooperate with the Company should any state, federal, or local taxing authority approach it with regard to taxes owed as a result of these payments. Employee further agrees to indemnify and hold the Company harmless for any costs, including attorneys’ fees, associated with the enforcement of this indemnification provision, should such enforcement measures become necessary. Employee acknowledges and agrees that the Company is not providing any tax advice or representation by this Agreement. The parties agree that they shall promptly notify each other of any claim by the IRS or any other governmental authority arising out of any payment made pursuant to this Section.
2.Sufficiency of Consideration. Employee acknowledges that the consideration provided in this Agreement is more than adequate to cover any compensation that may be due to Employee for other than work performed up to the Separation Date. The Parties agree that all wages, bonuses, commissions, accrued and unused vacation or other paid days and any other compensation due to Employee have been paid, and that there is no additional compensation due to Employee except as provided in this Agreement and potentially Employee’s compensation for work performed through the Separation Date, which, if not already paid, will be paid on the Company’s regular payday.

1.RELEASE OF ALL CLAIMS. In consideration for the payments and other consideration set forth in this Agreement, the sufficiency of which is acknowledged by Employee, Employee agrees and covenants as follows:
1.General Release. Employee, on their own behalf and on behalf of Employee’s heirs, executors, administrators, successors and assigns, now and forever releases the Company, any of past and present its parent entities, subsidiaries, affiliates, predecessors, successors, related entities (including but not limited to Innovid,

|

Corporation, Innovid, Inc., and TVSquared by Innovid), and all of their present and former executors, trustees, administrators, clients, owners, employees, officers, directors, insurers, reinsurers, successors and assigns (whether acting in their individual capacities or as agents for the Company) (collectively, the “Released Parties”) from any and all Claims as defined in this Agreement which Employee currently has, may have had, or may in the future have against the Released Parties, including but not limited to any and all Claims based in any way on Employee’s employment with the Company or the separation of that employment, to the maximum extent permitted by law.

1.Definition of Claims. The term “Claims” is defined as any and all actions, causes of action, suits, debts, liabilities, controversies, judgments, obligations, claims or demands whatsoever, in law or equity, which Employee might now have, or previously had, or could or does in the future have, whether now known or unknown to Employee, as a result of any matter, act, or circumstance based on any legal or equitable theory of recovery, including but not limited to, civil rights, contract, criminal, administrative, tort, negligence, medical malpractice, statutory or other, that arose at any time prior to Employee’s execution of this Agreement, including, but not limited to, any claim under federal, state or local constitutions, statutes or regulations applicable to employment, including, without limitation, for wrongful or improper discharge or dismissal, or for discrimination, harassment, or retaliation on the basis of race, national origin, religion, sex, age or any other factor including, without limitation, any claim pursuant to or arising under Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act (“EPA”), the Civil Rights Act of 1991, 42 U.S.C. § 1981, § 1983, or any of the Reconstruction-Era Civil Rights Acts, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”) the Americans with Disabilities Act, as amended (“ADA”), the Rehabilitation Act of 1973, or any claim under the Employee Retirement Income and Security Act of 1974, as amended, (“ERISA”) (except for claims for vested ERISA benefits), the Rehabilitation Act of 1973, the Portal to Portal Act of 1947, the National Labor Relations Act (“NLRA”), the Labor Management Relations Act, the Fair Labor Standards Act (“FLSA”), the Family and Medical Leave Act, as amended (“FMLA”), the Occupational Safety and Health Act (“OSHA”), the Worker Adjustment and Retraining Act (“WARN”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, the Sarbanes-Oxley Act of 2002, as amended, the Fair Credit Reporting Act and state equivalent, the Genetic Information Nondiscrimination Act (“GINA”), the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and the state equivalent, the New York Executive Laws (including the New York State Human Rights Law), the New York State Paid Family Leave Benefits Law, the New York State Civil Rights Law, the New York Labor Law, the New York Worker Adjustment and Retraining Act (NY WARN), the New York Corrections Law, the New York City Administrative Code (including the New York City Human Rights Law), and, for each, any accompanying regulations; and any other state, federal or local legislation concerning employment or employment discrimination or any other applicable employment standards or human rights legislation, whether in dismissal, failure to hire, or any other aspect of the employment relationship, and any claims, asserted benefits or rights arising by or under contract or implied contract, any alleged oral or written contract or agreement for employment or services, any claims arising by or under promissory estoppel, detrimental reliance, or under any asserted covenant of good faith and fair dealing, and any claims for defamation, fraud, fraudulent inducement, intentional or negligent infliction of emotional harm or distress, negligence or malpractice, or any other tortious conduct, any willful tort, false

|

imprisonment and battery, injuries or harms, including personal injury, any claims for compensation due to Employee having an equity interest in the Company, and damages of any kind, whether general, compensatory or punitive in nature, or for suffering or humiliation, anguish or other personal harm, or for severance pay, salary, bonus, commission, any claims for notice or pay in lieu of notice, sick leave, holiday pay, vacation pay, insurance, or any other fringe benefit or payment; relocation expenses, incentive or additional compensation, profit sharing, vacation pay, insurance, benefits, lost profits or business, interest, and/or attorneys’ fees, costs, disbursements and the like. This Agreement is not intended to waive claims for Unemployment Insurance benefits, Workers’ Compensation benefits (however, as of the execution of this Agreement, Employee attests that Employee is not aware of any injury or illness pertaining to the Employee’s employment), claims that arise after the date Employee executes this Agreement, claims that cannot be released as a matter of law, claims for breach of this Agreement, or a claim under the Older Workers’ Benefit Protection Act (“OWBPA”) that challenges the validity of the release of any ADEA claim.

1.Known and Unknown Claims Released/Waived. The Claims set forth in paragraph II (B) above specifically include any and all claims, whether or not now known or suspected to exist, and whether or not specifically or particularly described in this Agreement for any act, omission, transaction or occurrence that is alleged to have taken place up to and including the date of execution of this Agreement. Employee expressly waives any right or claim of right to assert hereafter that any Claim has, through ignorance, oversight or error, been omitted from the terms of this Agreement, and further expressly waives any right or claim of right Employee may have under the law of any jurisdiction that releases such as those given in this Agreement do not apply to unknown or unstated claims for any act, omission, transaction or occurrence which has taken place up to and including the date of Employee’s execution of this Agreement. It is the express intent of Employee to waive any and all claims that Employee may have against the Company or any other Released Party, including any which are presently unknown, unsuspected, unanticipated or undisclosed, for any act, omission, transaction or occurrence which has taken place up to and including the date of Employee’s execution of this Agreement. It is understood by Employee that the facts pursuant to which this Agreement is made may hereafter prove to be other than or different from the facts now known by Employee to be true. Employee expressly accepts and assumes the risks of the facts proving to be different, and agrees that all of the terms of this Agreement shall be in all respects effective and not subject to termination or rescission on account of any such difference in facts or for any other reason.

1.Exceptions to Release. The above release does not waive claims (i) for unemployment or workers’ compensation benefits (however, as of the execution of this Agreement, Employee attests that Employee is not aware of any facts or circumstances to support a claim of injury or illness pertaining to Employee’s employment), (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date Employee signs this Agreement, (iii) that may arise after Employee signs this Agreement, (iv) which cannot be released by private agreement; (v) related to Employee’s eligibility for indemnification in accordance with applicable laws or the certificate of incorporation or bylaws of the Company or any applicable insurance policy with respect to any liability Employee incurs or incurred as an employee or officer of the Company; and (vi) under the Older Workers’ Benefit Protection Act (“OWBPA”) that challenges the validity of the release of any ADEA

|

claim. In addition, nothing in this Agreement shall prevent Employee from filing a charge or participating in an investigation by a government enforcement agency, but Employee agrees to waive Employee’s rights with respect to any monetary or financial relief (including but not limited to attorneys’ fees and costs) arising from any such proceeding that relates to the matters released by this Agreement, unless prohibited by applicable law.

1.Release Based on Contract Alone. Employee warrants and represents that no promise or inducement has been offered or made for this Agreement, except as otherwise specifically set forth in this Agreement. Employee agrees that this Agreement is executed without reliance on any statements or any representations, express or implied, not contained in this Agreement, and without express, implied or presumed reliance on any duty such as, but not limited to, a fiduciary duty to speak or inform another concerning any fact or circumstance.

1.No Admission. This Agreement does not constitute an admission of liability or wrongdoing of any kind on the part of the Company or any other Released Party.

1.OBLIGATIONS OF EMPLOYEE: Also, in consideration for the payments set forth above, Employee makes the following promises:
a.Return of All the Company Property: Employee represents and warrants that, except as otherwise provided herein, Employee will have returned all the Company property and confidential information that belongs to the Company either within seven (7) days of Employee’s receipt of this Agreement or the date Employee executes this Agreement, whichever date is the earlier. Should Employee decide not to execute this Agreement, Employee is still obligated to return any Company property and confidential information, and any copies thereof, to the Company no later than seven (7) days following the Separation Date. Employee acknowledges that Employee possesses no electronic files, e-mails or other electronic information belonging to the Company or to any third party related to the Company including the Company’s clients, vendors, and sponsors. If Employee currently has information that belongs to the Company, or if Employee has transmitted to a third-party any information that belongs to the Company, Employee is expected to disclose this to the Company and fully cooperate in returning such information to the Company. If, after the Effective Date of this Agreement, Employee finds or otherwise comes into possession of any additional information or items belonging to the Company, Employee will promptly return to the Company any such information or items Notwithstanding the foregoing, in further consideration for the promises herein, and provided that Employee executes this Agreement and does not revoke it, Employee shall be permitted to keep the computer issued to Employee by the Company. In order to be eligible to retain the Company computer, Employee further agrees and acknowledges that Employee is required to cooperate with any steps the Company requires be taken in its sole discretion to ensure all Confidential or Company information is removed from the computer.
b.Confidentiality. Consistent with the obligations Employee has under the Confidentiality, Non-Competition, Non-Solicitation, and Assignment of Inventions Agreement dated August 20, 2012 (the “Confidentiality Agreement”) Employee agrees to keep in strict confidence and not to use or disclose any confidential or proprietary information concerning the Company, the other Released Parties, and/or the Company’s clients or business partners.

|

Confidential or proprietary information includes, but is not limited to any and all non-public information related to the Company’s business know-how, operating procedures and technical data; marketing and/or promotion plans strategies, sales, pricing, distribution, financial or other business strategies, plans, formulas, formulations, methods and processes, including vendor, supplier and client lists, contact information, client preferences, pricing and any other information that is not readily known by the general public and is considered by the Company to be “Confidential Information.” Employee expressly acknowledges, without limitation, that the Company’s client lists and related contacts, pricing and other client information are trade secrets of the Company in that such information, and the compilation of this information in its form, are not generally known to competitors or the public, are not readily or easily achievable or replicated, and provides the Company with a competitive advantage. Employee further represents that, notwithstanding the representations made in paragraph III (A) above, Employee has not retained or copied any confidential or proprietary information in any form, including electronic storage or media. Employee agrees that any breach of his or her obligations under this Agreement or the Confidentiality Agreement would create irreparable harm to the Company for which the Company would be entitled to injunctive relief, in addition to any other available remedies. Notwithstanding the foregoing, nothing in this Paragraph or in this Agreement shall be construed to require or compel Employee to conceal the details relating to a claim of discrimination, retaliation, or harassment; however, Employee represents and affirms that Employee is not aware of any facts or circumstances (including any injuries or illnesses) related to any claims against the Released Parties concerning discrimination, harassment or retaliation. Employee acknowledges that any breach of this paragraph will entitle the Company to injunctive relief, as well as to all available legal remedies, including monetary damages and attorneys’ fees and costs. Nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
c.Non-Disclosure. Employee agrees not to disclose to anyone except their immediate family, accountant(s), and lawyer(s) any information relating to the subject matter or existence of this Agreement, including the dollar amount set forth in this Agreement, except to the extent required by legal process or permitted by law. Should such a request for disclosure be received, Employee agrees to immediately notify the Company. Any disclosure to Employee’s immediate family, accountant or lawyer shall be made only upon their agreement not to disclose these terms to another person unless required to do so by law or governmental authority.
d.Non-Disparagement. Employee agrees to refrain from making any disparaging remarks now, and at any time in the future, which could be detrimental in any way to the Company or any other Released Party, whether orally, in writing or on-line, and agrees to refrain from encouraging any other from making such remarks, provided that this shall not restrict Employee’s ability to respond to any inquiry from applicable regulatory authorities or to provide truthful information pursuant to legal process. Nothing in this Agreement prevents Employee from discussing or disclosing information concerning terms and conditions of employment with the Company, provided

|

those discussions or disclosures concern information that is public and/or non-confidential.
e.No Right to Reemployment. Employee agrees that the Company or any of its affiliated entities has no obligation, contractual or otherwise, to rehire, re-employ, or recall Employee in the future.
f.Compliance with Company Policy. Employee represents and warrants that Employee has complied and will continue to comply with all Company policies.
2.MISCELLANEOUS PROVISIONS
a.Remedies. If Employee should, after the execution of this Agreement, make, pursue, prosecute, continue or threaten to commence any claim, action, complaint or proceeding against the Company or any other Released Party which has been waived in this Agreement, this Agreement may be raised as and shall constitute a complete bar to any such claim, allegation, action, complaint or proceeding. Nothing in this Agreement restricts or limits the parties’ ability to obtain any relief permitted at law for breach of this Agreement, including but not limited to injunctive relief. In addition, if a court of competent jurisdiction should determine that Employee violated any provisions of this Agreement, in addition to other relief set forth in this Agreement, the Company shall be entitled to damages and reasonable costs incurred by virtue of defending or prosecuting the same, including reasonable attorneys’ fees and costs, without altering or diminishing the effectiveness of the release provisions provided in this Agreement. The recovery of these damages does not preclude the Company from obtaining additional remedies under any applicable statutory or common laws.
b.Entire Agreement. This Agreement constitutes the entire understanding between the parties regarding the matters discussed in this Agreement, except as expressly provided in this Agreement, and cannot be altered except by a written document signed by both parties and expressing an intention to modify this Agreement. The terms of this Agreement supersede any other oral or written arrangement between the parties with respect to the separation of Employee’s employment with the Company, except for the Transition Agreement, Employee’s obligations under any equity award agreement, and any provisions of the Confidentiality Agreement intended to be in effect beyond the termination of Employee’s employment, which shall remain in effect. If any provision of this Agreement shall be declared null, void, or unenforceable in whole or in part by any court, arbitrator or government agency this provision shall survive to the extent it is not so declared and all other provisions of this Agreement shall remain in full force and effect. No term or provision in this Agreement shall be deemed waived and no breach of any term or provision in this Agreement shall be deemed consented to, unless such waiver or consent, as the case may be, is express and in writing signed by the party who is claimed to have waived or consented. A delay in enforcement of any right or remedy for any breach under this Agreement shall not be construed as a waiver of that right.
c.Successorship/Assignment. This Agreement shall be binding on the Company and shall inure to the benefit of the Company, its successors and assigns, and the other Released Parties, and shall be binding on Employee, Employee’s heirs, administrators, executors and assigns. This Agreement may not be assigned by Employee.
d.Controlling Law. The parties agree that this Agreement will be construed under the substantive law of the State of New York applicable to contracts

|

made and to be wholly performed in New York, without regard to any conflicts of law rules. The parties agree on behalf of themselves and any person claiming by or through them that the sole and exclusive jurisdiction and venue for any litigation arising from or relating to this Agreement shall be the United States District Court for the Southern District of New York located in Manhattan, or the courts of the State of New York located in New York County, and each party hereby irrevocably submits to such jurisdiction and venue, and agrees not to assert any defense of inconvenient forum or otherwise contest such jurisdiction or venue.
e.No Admissions. This Agreement is not intended, nor shall it be construed, as an admission that the Company or any of the Released Parties have violated any federal, state, or local law.
f.Notice. Employee may give notice to the Company under this Agreement by sending the Company a writing either by e-mail or overnight courier at the addresses provided below. Notice shall be deemed to be given on the date it is received by the Company. The address for notice is as follows:
Innovid, LLC
Liel Golan, EVP Human Resources
30 Irving Place, 12th Floor
New York, NY 10003
E-mail: liel@innovid.com

a.Period for Review and Consideration of Agreement. Employee has been given a period of 21 days from receipt of this Agreement to review and consider this Agreement before signing it (the “Consideration Period”). If Employee has not signed this Agreement within the Consideration Period, Employee will not be eligible to receive the payments and benefits described in this Agreement. If Employee signs this Agreement prior to the conclusion of the Consideration Period, the balance of that period will be considered waived. Upon signing this Agreement, Employee must immediately inform the Company that the Agreement has been signed and Employee must relay the signed Agreement to the Company as set forth, above. Employee may also rescind this Agreement up to seven (7) days after signing it (the “Rescission Period”) by giving written notice to the Company which is received by the Company on or before the seventh (7th) day after executing this Agreement. Employee will not be entitled to or receive any payments under this Agreement until the Rescission Period has expired. Provided no notice of rescission is received, this Agreement becomes effective on the 8th day after it is signed by Employee and not rescinded (the “Effective Date”). If the last day of the Consideration or Rescission falls on a Saturday, Sunday or Holiday, the last day of the Consideration or Rescission shall be the next business day following the weekend or Holiday. In no event can Employee execute this Agreement prior to the Separation Date.
b.Execution, Counterparts, Electronic Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one document. The parties agree that any party’s electronic signature, whether digital or encrypted, included in this Agreement is intended to authenticate this writing and to have the same force and effect as manual signatures. Delivery of a copy of this Agreement bearing an original or electronic signature by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other means intended to preserve the original graphic and pictorial appearance of the document, will have the same effect as

|

physical delivery of the paper document bearing an original or electronic signature. Employee shall first provide same to the Company pursuant to the procedure described in this Agreement, and the Company shall then provide its executed copy to Employee following the Effective Date. Such documents shall constitute an original for all purposes.
c.Employee’s Representations. Employee represents and acknowledges that: (a) Employee has carefully read the Agreement and understands its terms; (b) Employee has had at least 21 days to consider this Agreement prior to signing it; and (c) the Company has advised Employee to consult with an attorney of his or her choosing, and Employee has done so to the extent Employee desired; (d) Employee is aware of no facts (including any injuries or illnesses) related to any workers’ compensation claim or discrimination, harassment or retaliation claim against the Released Parties; and (e) the consideration provided in this Agreement is sufficient to support the releases in this Agreement, and includes additional consideration for Employee’s release under the Age Discrimination in Employment Act (“ADEA”).
BY SIGNING BELOW, EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ THIS SEPARATION AGREEMENT, WAIVER AND GENERAL RELEASE AND UNDERSTANDS ITS TERMS; THAT EMPLOYEE AGREES TO ALL OF ITS TERMS; THAT EMPLOYEE KNOWS THAT EMPLOYEE IS GIVING UP IMPORTANT RIGHTS; THAT EMPLOYEE IS SIGNING THIS DOCUMENT FREELY, VOLUNTARILY, WITHOUT COERCION OR DURESS AND OF EMPLOYEE’S OWN FREE WILL AND THAT EMPLOYEE HAS NOT SIGNED THIS AGREEMENT BEFORE THE SEPARATION DATE.

Tanya Andreev-Kaspin

Signature: _______________________________ Date: ____________________, 2023

Innovid, LLC

By: __________________________________ Date: ____________________, 2023
Zvika Netter, Chief Executive Officer

|